Exhibit 99.1

Space Asset Acquisition Corp. Announces the Separate Trading of its Class A Ordinary Shares and Warrants,

Commencing on or about March 20, 2026

Princeton, NJ, March 16, 2026 (GLOBE NEWSWIRE) -- Space Asset Acquisition Corp. (Nasdaq: SAAQU) (the “Company”) today announced that holders of the units sold in the Company’s initial public offering of 23,000,000 units, which includes 3,000,000 units issued pursuant to the exercise by the underwriters of their overallotment option in full, completed on January 29, 2026 (the “Offering”), may elect to separately trade the Class A ordinary shares and warrants included in the units commencing on or about March 20, 2026. Any units not separated will continue to trade on The Nasdaq Global Market under the symbol “SAAQU,” and each of the Class A ordinary shares and warrants will separately trade on The Nasdaq Global Market under the symbols “SAAQ” and “SAAQW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Holders of units will need to have their brokers contact Efficiency INC., the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 27, 2026. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the Offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Peter Ort

Principal Executive Officer and Director

Space Asset Acquisition Corp.

pete@curaleaassociates.com